Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of IEC Electronics Corp.

We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 (File Nos. 333-103847, 333-122181, 333-151218 and 333-174884) of IEC Electronics Corp. of our report dated December 16, 2011 relating to the consolidated financial statements included in this Form 10-K.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP
Rochester, NY
December 16, 2011